                                 Exhibit 99.23



                               LICENCE AGREEMENT
                               -----------------



               LICENSOR:  HUDSON'S BAY COMPANY,
                           THE BAY DEPARTMENT STORES DIVISION


               LICENSEE:  ACC LONG DISTANCE INC.







                                                      Dated as of:  July 1, 1993
                                                                    ------------

                    ACC LONG DISTANCE INC. LICENCE AGREEMENT
                    ----------------------------------------

                                     INDEX
                                     -----

Article                                                   Page
-------                                                   ----

Recitals

1.1     Definitions.....................................   1
        "Activation Fee"................................   1
        "Agreement".....................................   1
        "Appendix"......................................   1
        "Business"......................................   1
        "Completion Date"...............................   1
        "Contractor"....................................   1
        "Customer"......................................   1
        "Department"....................................   2
        "Department Area"...............................   2
        "Gross Sales"...................................   2
        "Licensor's Fee"................................   2
        "Long Distance Service".........................   2
        "Off Premises"..................................   2
        "Period"........................................   2
        "Permitted Use".................................   2
        "Promotion and Advertising Material"............   2
        "Sales Contract"................................   3
        "Services"......................................   3
        "Store".........................................   3
        "Taxes".........................................   3
        "Toll Charges"..................................   3
        "Trade-marks"...................................   3
        "Trade Name"....................................   3

1.2     Interpretation..................................   3

1.3     Currency........................................   3

2.1     Grant of Licence................................   4

2.2     Name............................................   4

2.3     Rights of Ownership.............................   4

2.4     Becoming Registered User........................   5

2.5     No Objection....................................   5

2.6     Standards.......................................   5

2.7     Standards:  Trade-marks.........................   6

2.8     Use of Trade-Marks..............................   6

2.9     Infringement: Passing-Off.......................   6

2.10    Disclaimer......................................   7

3.1     Licence Fee.....................................   7

3.2     Term............................................   8

3.3     Operation of Business...........................   8

3.4     Warranties......................................   8

3.5     Compliance With Legislation.....................   9

3.6     Workers' Compensation Board.....................   9

3.7     Taxes...........................................   9

3.8     Taxes Indemnity.................................  10

3.9     Inspection......................................  10

3.10    Hours...........................................  10

3.11    Employees of Licensee...........................  10

3.12    No Contractual Obligations......................  11

4.1     Cash and Credit Sales...........................  11

4.2     Audit of Records................................  12

4.3     Daily Report and Settlement.....................  12

4.4     Settlement by Licensor..........................  12

4.5     Right to Deduct.................................  13

4.6     Sale of Services................................  13

4.7     Discounts.......................................  13

5.1     Advertising.....................................  14

5.2     Store-Wide Campaigns............................  14

5.3     No Publicity....................................  14

6.1     Fixtures and Equipment..........................  14

6.2     Ownership and Removal of Fixtures and Equipment.  15

6.3     Preparation of Department Area..................  15

6.4     Renovation......................................  15

6.5     Liens...........................................  15

6.6     Relocation of Department........................  16

6.7     Utilities, Services & Telephone.................  16

6.8     Delivery and Returns............................  17

7.1     Third Party Liability...........................  17

7.2     Automobile and All Risks Liability Insurance....  18

7.3     Deductibles.....................................  18

7.4     Notification to Licensor........................  18

7.5     General Indemnity and Assurance.................  18

7.6     Risk of Loss or Damage..........................  20

7.7     Exception.......................................  20

8.1     Termination of Agreement or Department..........  20

8.2     Termination on Notice...........................  20

8.3     Termination on Disruption.......................  20

8.4     Termination of Agreement on Destruction of Store  21

8.5     Discontinuance by Licensor......................  21

8.6     Consequences On Termination or Expiry...........  21

8.7     Customer Service................................  22

8.8     Holdback........................................  22

8.9     Trade-mark Matters..............................  22

8.10    Partial Termination.............................  23

8.11    Customer Lists..................................  23

8.12    Confidentiality.................................  23

8.13    Condition of Licence............................  24

9.1     Assignments; Binding Effect.....................  25

9.2     Corporate Ownership.............................  25

9.3     Partnership.....................................  25

9.4     No Goodwill.....................................  25

9.5     Relationship....................................  25

9.6     Sales Contract..................................  26

9.7     Severability....................................  26

9.8     Waiver..........................................  26

9.9     Notices.........................................  26

9.10    Language........................................  27

9.11    Entirety of Agreement and Proper Law............  27

                               LICENCE AGREEMENT
                               -----------------


          THIS AGREEMENT made and entered into as of the 1st day of July, 1993, between the Bay Department Stores Division of HUDSON'S BAY COMPANY ("Licensor") and ACC LONG DISTANCE INC. ("Licensee").

          WHEREAS Licensee wishes to obtain a licence from Licensor and Licensor has agreed to grant a licence to Licensee subject to the terms and conditions of this Agreement.

          NOW THEREFORE in consideration of the premises and mutual covenants contained in this Agreement, the parties agree as follows:

                                  ARTICLE ONE
                                 INTERPRETATION

1.1       Definitions
          -----------

    In this Agreement the following terms have the following meanings unless otherwise provided:

 "Activation Fee" means the one time fee incurred by a Customer f or activation
 ----------------
of the Long Distance Service, including without limitation, the auto dialer and express access fee, and charged to the Customer by Licensee or Licensor.

 "Agreement" means this agreement, including without limitation  all appendices
 -----------
and schedules, and all instruments supplemental hereto, or in amendment or confirmation hereof.

"Appendix" means the appendix, attached to and forming part of  this Agreement,
----------
as amended from time to time.

 "Business" means the sale and/or lease of Services by Licensee in a Department
 ----------
or Off-Premises upon and subject to the terms of  this Agreement.

 "Completion Date" means the date on which all Services have been delivered and
 -----------------
installed pursuant to the Sales Contract. The Completion Date is to be determined by Licensee and the customer under the applicable Sales Contract. If there is a dispute as to the Completion Date between the customer and Licensee, Licensor shall work with Licensee to determine the Completion Date.

"Contractor" means any direct or indirect sub-contractor  of Licensee.
------------

"Customer" means a customer of Licensor who requests the  Long Distance Service
----------
in a store of Licensor or by a mail or telephone arising directly or indirectly out of Promotion and Advertising Material or referrals or recommendations of another customer of the Long Distance Service.

"Department" means each department in each store, in which  Licensee is licensed
------------
under section 2.1 to sell and\or lease Services.

"Department Area" means the actual floor area of the Department  as determined
-----------------
under section 2.1 and specified in the Appendix.

"Gross Sales" means the aggregate of the Activation Fee and  the Toll Charges
-------------
but excluding therefrom (i) direct provincial retail sales and goods and services taxes in respect of such sales; and (ii) the amount of any cash or credit refund in respect of any sale and\or lease of Services where an adjustment is made, with the consent of Licensor, as a result of a customer complaint.

"Licensor's Fee" has the meaning set forth in section 3.1(a) below.
----------------

"Long Distance Service" means Licensee's service of  providing discounted
-----------------------
residential long distance telecommunication services  to customers of Licensor.

"Off Premises" means premises other than those of  Licensor, including without
--------------
limitation, premises of customers of Licensor.

"Period" has the meaning set forth in section 4.4(a) below.
--------

"Permitted Use" means:
---------------

          (i) use of the Trade-marks only in association with the sale and\or lease of Services in each case by Licensee in the Stores, Off-Premises, or at such other locations as may be permitted by this Agreement, including in Promotion and Advertising Material;

          (ii) incidental to the foregoing, use of the Trade-marks in connection with the promotion and acceptance by Licensee of Licensor's credit card; and

         (iii) to the extent permitted by this Agreement the use of the Trade-marks as part or all of the Trade Name of Licensee.

"Promotion and Advertising Material" means labels, tags, packaging, displays,
------------------------------------
signs for use in or in connection with a Department or the Business, printed materials, letterhead, advertising brochures, signs on vehicles, uniforms, pamphlets, catalogues, standard forms and other written or graphic material and all television, radio, newspaper or other promotion or advertising copy and any other promotional or advertising materials or items prepared by or on behalf of Licensee in connection with the sale and\or lease of Services or carrying on the Business under this Agreement.

"Sales Contract" means the contract between Licensee and  the customer for the
----------------
Long Distance Service substantially in the form set out in Schedule A to this Agreement as amended from time to time.

"Services" means the Long Distance Service and any other  services which
----------
 Licensor in writing permits Licensee to offer for sale in a Department or Off-Premises or which are provided by Licensee in connection with or incidental to the sale and\or lease of the wares. Services may be varied or terminated by Licensee in its sole discretion from time to time and upon notification to Licensor.

"Store" means a store of Licensor in which Licensee is  licensed under section
-------
2.1(a) to operate a Department.

"Taxes" means all taxes, rates, duties, levies, fees, and  interest and
-------
penalties in respect thereof, contributions, premiums, assessments and other charges imposed, collected, assessed, levied or charged, directly or indirectly, after the date hereof, by any federal, provincial, regional, municipal, local, school, or other governmental body, corporation, agency or commission, but excluding income or profit taxes payable upon the net income of the person liable for such taxes.

"Toll Charges" means all monthly charges, including without limitation any
--------------
minimum monthly charge and any charge for the use of long distance toll charges, incurred by a Customer for the Long
Distance Service and charged to the Customer by Licensee or Licensor, whether or not such charges are incurred before or after termination of this Agreement.

"Trade-marks" means "THE BAY", "the Bay", "LA BAIE", and "la  Baie" in both
-------------
block letter and stylized form.

"Trade Name" means the use of the Trade-marks as part or all of  the names under
------------
which Licensee shall carry on its business at or in connection with the Stores or Off-Premises.



1.2  Interpretation
     --------------

     In case of conflict between the provisions of the Appendix and any other provision of this Agreement, the provisions of the Appendix shall prevail.

1.3  Currency
     --------

     All dollar amounts referred to in this Agreement are in Canadian funds.

                                 ARTICLE TWO
                             LICENCE AND TRADEMARKS


2.1       Grant of Licence
          ----------------

          Licensor grants to Licensee:

     (a) a licence to operate a department in each store specified in the Appendix, or otherwise agreed to in writing by Licensee and Licensor, upon and subject to the terms and conditions of this Agreement;

     (b) a licence to sell and\or lease Services to customers of Licensor Off-Premises under the name set out in section 2.2(a), upon and subject to the terms and conditions of this Agreement;

     (c) a limited, non-exclusive, non-transferable, non-assignable licence to use the Trade-marks in Canada only in accordance with the Permitted Use and subject to the terms and conditions of this Agreement.


2.2  Name
     ----

     (a) Each Department and the Business are to be operated under the name Bay Long Distance, or such other name as Licensee requests and Licensor approves in writing prior to the adoption or use of such name. If Licensor allows the Trade-marks to be used as part of the business name or style by which Licensee identifies the Business to the public, and if any applicable law requires registration of such business name or style in any jurisdiction in which Licensee is licensed to use the Trade-marks, Licensee shall, at its expense, register such business name or style pursuant to all applicable laws and, in any such registration, where required, show Licensor as owner and licensor to Licensee of the Trade-marks in association with the Services. Licensee shall forthwith provide Licensor with a copy of such registration.

     (b) The name set forth in this section 2.2 shall be used only in connection with the Department or the Business and shall not otherwise be used by Licensee in connection with its business in Canada of elsewhere.


2.3       Rights of Ownership
          -------------------

     Licensee acknowledges that the Trade-marks are the sole and exclusive property of Licensor. Nothing in this Agreement or otherwise shall give Licensee any right, title or interest in or to the Trade-marks by themselves or in combination with any other words, or any right to use the Trade-marks by themselves or in combination with any other words, except in accordance with this Agreement. Any and all use, and any goodwill generated through any use of the Trade-marks, whether alone or in combination with other words, by Licensee shall enure to the benefit of Licensor exclusively, and Licensee shall not obtain any separate property, right or interest in the Trade-marks by themselves or in combination with any other words, or any such goodwill, by reason of the licence granted under this Agreement.


2.4  Becoming Registered User
     ------------------------

            If required by applicable law, Licensee agrees to execute and deliver to Licensor an application for registration as a registered user of the Trade-marks.

     Licensee further agrees, upon request of Licensor, to promptly execute and deliver such documents and further assurances in form and substance satisfactory to Licensor and otherwise to cooperate in taking such reasonable action as may be deemed necessary by Licensor to protect Licensor's interest in the Trade-marks, provided that Licensor shall pay all Licensee's costs reasonably incurred.

2.5  No Objection
     ------------

     Licensee agrees that it will not and will not assist any person to raise directly or indirectly any objection or otherwise make any challenge, on any grounds whatsoever to, the validity or distinctiveness of the Trade-marks, any registrations under the Trade-marks Act (Canada) or otherwise of the Trade-marks, the property of Licensor in the Trade-marks, the registration of any other persons as licensees or registered users of the Trade-marks or any use by Licensor or its licensees of the Trade-marks.

2.6  Standards
     ---------

     Licensee agrees that it will display and use the Trade-marks only in connection with the Permitted Use and only in association with the Services conforming in nature and quality to standards set or approved pursuant to this Agreement. Licensor shall use its best efforts to provide convenient advance approval procedures in respect of the services which Licensee requests to included as Services pursuant to this Agreement. Licensor may at any time, during regular business hours, conduct random or other inspections of, or request and receive samples for inspection of the Services in association with which the Trade-marks are being or are to be used to ensure compliance with its standards. Any Services not conforming to such standards shall be withheld or immediately withdrawn from public sale or performance.

2.7  Standards:  Trade-marks
     -----------------------

     All display, use and advertising of the Trade-marks by Licensee shall be subject to the prior written approval of Licensor and shall conform exactly with the provisions of this Agreement. Licensor shall have the right to determine in its sole discretion the nature of the Promotion and Advertising Material upon which the Trade-marks can be displayed. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures. Licensor may at any time and from time to time, during regular business hours, conduct random or other inspections of, or request and receive as samples for inspection of, and Licensee shall provide to Licensor for approval before use samples of, any and all Promotion and Advertising Material containing any representation, display or use of Trade-marks, whether alone or in combination with other words, to ensure compliance with Licensor's approval standards and with the provisions of this Agreement. Any such Promotion and Advertising Material not conforming to Licensor's approval or not in compliance with the provisions of this Agreement shall not be used by the Licensee or if in use shall be immediately withdrawn from exposure to the public.

     Licensee shall accompany all display, advertising or use of any of the Trade-marks by a notice (in a form to be prescribed by Licensor from time to time) identifying Licensor as the owner of the Trade-marks and identifying Licensee as licensee. Initially the prescribed form in English shall be: "The Bay is a registered trade-mark of Hudson's Bay Company used under license by ACC Long Distance Inc."


2.8  Use of Trade-Marks
     ------------------

     Licensee shall limit its use of the Trade-marks to the Permitted Use and shall not use, display or advertise the Trade-marks in any other manner or as part of a corporate name. Licensee will not use any other mark, name or style, including the word "Bay" or "la Baie", which is or could be confusing with any of the Trade-marks, or which might impair or lessen the distinctiveness of the Trade-marks or which might depreciate the goodwill of Licensor in the Trade-marks.

2.9  Infringement: Passing-Off
     -------------------------

     Licensee shall notify Licensor promptly of any conflicting use or any act of infringement, passing-off or unfair competition involving the Trade-marks or any marks which may be confusing therewith which comes to its attention.

     Licensor shall have the sole right to engage in, institute, defend and settle litigation or proceedings involving any conflicting use, infringement, passing-off or unfair competition with respect to the Trade-marks, and Licensee waives any right of action it may have under S.50(3) of the Trade-marks Act. Licensee agrees to cooperate with Licensor in any way requested by Licensor in the prosecution or defence of any such litigation or proceeding.

Licensor shall reimburse Licensee for any expenses reasonably incurred by Licensee in connection with such cooperation.


2.10 Disclaimer
     ----------

     Licensee accepts the licence granted by this Agreement on the following conditions:

     (a) Licensor makes no covenant, representation or warranty as to the distinctiveness, validity or registrability of the Trade-marks or any of them, generally or in connection with the Permitted Use, or that the Permitted Use of the Trade-marks will not infringe the rights of any other person; and

     (b) Licensor disclaims and will not be responsible for any liability, statutory or otherwise, to which Licensee may be subjected by reason of its use of the Trade-marks.

     Notwithstanding the foregoing, Licensor represents to Licensee that Licensor is not currently aware of any third person whose rights might be infringed by a Permitted Use of the Trade-marks.


                                 ARTICLE THREE
                              FEE, TERM OPERATION


3.1       Licence Fee
          -----------

    In consideration of the licence herein granted to Licensee to conduct and operate under the terms, provisions and conditions of this Agreement, Licensee, in addition to its other obligations under this Agreement, shall pay to Licensor and Licensor shall be entitled to receive from Licensee, as a license fee the aggregate of;

(a) 27% of the Gross Sales of Activation Fee paid by a Customer prior to commencing to receive services in accordance with a Sales Contract.

(b) 7% of the Gross Sales of Long Distance Toll Charges for per-minute voice calls to Canadian and U.S. destinations charged by Licensee to each Customer under a Sales Contract for the twelve month period after each such Customer's applicable activation date;

(c) 5% of the Gross Sales of Long Distance Toll Charges for per-minute voice calls to Canadian and U.S. destinations charged by Licensee to each customer under a Sales Contract thereafter; and

(d) 1% of the Gross Sales of Long Distance Toll Charges for per-minute voice calls to destinations other than Canada and the U.S. charged by Licensee to each Customer under a Sales Contract.


3.2       Term
          ----

     This Agreement shall commence on September 13, 1993 and unless terminated earlier in accordance with its terms shall terminate on September 30, 1995. Licensor shall give Licensee written notice of its intention to terminate this Agreement at least 60 days prior to the termination date. If no such notice is given, this Agreement shall remain in effect but shall be terminable by either party at any time on 60 days written notice to the other party.


3.3  Operation of Business
     ---------------------

     Licensee shall diligently and continuously conduct the operation of the Department and the Business to the satisfaction of Licensor and in accordance with Licensor's policy of "customer satisfaction" and other policies from time to time in effect and disclosed to or known by Licensee and in accordance with the operating practices of a first class department store. All Services (other than the Services) shall be approved by Licensor before being offered for sale and\or lease in a Department or the Business. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures in respect of the services which Licensee requests to have included as Services pursuant to this Agreement.

     In the event of a dispute with or complaint from any customer which Licensee is unable to settle in accordance with Licensor's applicable policy such dispute or complaint shall be referred to Licensee's Regional Manager and Licensor's Regional
Manager for the region in which the Department is located, or the Services are sold Off-Premises. If the Regional Managers are unable to reach a mutually acceptable resolution, the dispute shall be referred to Licensor's General Manager, Licensed Departments and After Sales Service and the Vice-President, Sales of ACC Long Distance, and their decision shall be final and binding on Licensee.


3.4  Warranties
     ----------

     Licensee shall:

          (i) endeavour at all times to provide uninterrupted Long Distance telephone call service to each Customer. If, however, any call is prevented, delayed, degraded, interrupted or discontinued for any reason any Licensee liability to any customer shall not exceed the amount paid by that customer to Licensee.

This section 3.4 shall survive termination of this Agreement for as long as the Customer receives billing for the Toll Charges by Licensee.


3.5       Compliance With Legislation
          ---------------------------

          Licensee shall, operate the Department and the Business in compliance with all applicable municipal, provincial and federal legislation including, without limitation, workers' compensation, health and safety and building construction legislation. Licensee represents and warrants to Licensor that it has obtained all necessary licenses, permits and approvals for the operation of the Business and that all such licenses, permits and approvals are in good standing.


3.6       Workers' Compensation Board
          ---------------------------

          Licensee shall at all times remain and shall ensure that its Contractors remain in good standing with the Workers' Compensation Board or similar authorities in the various provinces and territories in Canada. From time to time, Licensee shall furnish to Licensor evidence of such good standing, including without limitation, a valid certificate of clearance or similar confirmation. Licensee shall indemnify and save harmless Licensor from any and all liabilities resulting from Licensee's failure or the failure of its Contractors to remain in good standing with the Workers' Compensation Board or similar authorities in the various provinces and territories in Canada.


3. 7      Taxes
          -----

          Licensee shall pay to Licensor the amount determined by Licensor in its sole discretion to be the amount of any Taxes

     (a)  payable directly or indirectly by Licensor, or

     (b) payable by any owner or lessor of a store premises and recoverable by such owner or lessor from Licensor,

to the extent that such Taxes are determined by Licensor in its sole discretion to be

     (c) attributable to a Department or Department Area in any Store or the Business, and

     (d) not otherwise actually recovered by or refunded to Licensor.

The amount payable by Licensee hereunder shall be determined from time to time by Licensor in its sole discretion and such determination shall be conclusive and binding on Licensee.


3.8       Taxes Indemnity
          ---------------

          Licensee shall indemnify Licensor in respect of all Taxes including any interest or penalties thereon, which may be charged or levied upon Licensor by reason of anything performed under this Agreement, excluding, however, any Taxes imposed on Licensor's net income. All payments made by Licensee under this Agreement shall be made without withholding or deduction on account of any Taxes unless such deduction or withholding is required by any government authority. If Licensee is so required to deduct or withhold with respect to any payment, such payment shall be increased as may be necessary so that, after all such deductions or withholdings and increases (including deductions or withholdings required in respect of additional amounts payable hereunder), Licensor shall receive such amounts as it would have received had no such Taxes been required to be withheld or deducted.


3.9  Inspection
     ----------

          Licensor, its agents and employees have the right a t any time, during regular business hours, for whatever reason, to inspect all Services provided by Licensee Off-Premises or in a Department. If an inspection is made as a result of a customer complaint, Licensee shall immediately repay or reimburse Licensor for all reasonable expenses incurred in connection with such inspection. If an inspection is made for reasons other than a customer complaint, Licensor shall pay all expenses incurred in connection with such inspection.

3.10 Hours
     -----

          Licensee shall operate each Department during the business hours of the Store in which the Department is located. Licensee shall operate the Business Off-Premises at the Licensee's address set out in section 9.9 during the hours of 8:30 a.m. to 6:00 p.m. on Monday to Saturday or as may be agreed to in writing by Licensor and Licensee.

3.11 Employees of Licensee
     ---------------------

     (a) Licensee is and shall continue to be an independent contractor and shall have sole authority and full control over its business operations and its employees including, without limitation, wages, hours, working conditions, hiring, discharge, promotion, assignment, discipline, transfer and lay-off of such employees.

     (b) Licensee, as an independent contractor, shall be solely responsible for and shall fulfil all of its contractual, statutory and common law obligations to its employees. Licensee shall be solely responsible for all acts and omissions of its employees that arise out of the employment relationship with Licensee and shall cause its employees to observe the rules, policies and regulations prescribed by Licensor with respect to the Store from time to time in effect and which are disclosed in writing to the Licensee. Licensee covenants and agrees that while working in connection with this Agreement its employees shall comply with all laws, rules and regulations applicable to Licensee.

     (c) During the performance of any of the Services, Licensee's employees shall wear in a visible manner the form of identification badge designated by Licensor from time to time.


3.12      No Contractual Obligations
          --------------------------

          Licensee shall not make any purchases or incur any obligations or expenses of any kind in the name of Licensor and shall make all purchases and incur all such obligations and expenses in Licensee's own name. Neither the name set forth in section 2.2(a) nor any of the Trade-marks shall be set out in any purchase orders or other purchase documentation used by Licensee for the purchase of Services.


                                  ARTICLE FOUR
                              SALES AND REPORTING
4.1    Cash and Credit Sales
       ---------------------

   (a) All sales of Services shall be for cash or cheque. In addition, a customer may purchase Services on credit:

          (i) by charging an account then currently maintained by the customer directly with Licensor through Licensor's own authorized credit card; or

          (ii) with some other valid credit card accepted by Licensor in its Stores.

     (b) Credit  card  sales  and  sales  paid  by  cheque   in   the Department
shall be made in accordance with the practices and procedures from time to time prescribed by Licensor and communicated in writing to Licensee. Credit card sales and sales paid by cheque in a Department shall identify Licensor as the vendor and shall be subject to Licensor's pre-approval of credit procedures.

     (c) Credit card sales and sales paid by cheque shall be without recourse to Licensee in respect of delinquent customer accounts or the cost of their collection and shall be the responsibility of Licensor if Licensee has followed the credit and cheque authorization practices and procedures of Licensor which have been communicated in writing to Licensee. If Licensee does not follow such credit and cheque authorization practices and procedures, Licensee shall be responsible for collecting from the customer or the credit card issuer, as the case may be. If any customer is delinquent in his/her account, owing to any act or omission of Licensee which constitutes a justifiable reason, as determined by Licensor in its sole discretion, Licensor shall have recourse against Licensee.


4.2       Audit of Records
          ----------------

     (a) Licensee shall keep in each Department or at the address specified in the Appendix, complete and accurate records from which

Gross Sales may be readily and accurately determined. Licensor shall have access to such records during regular business hours for the purpose of examination or audit. Licensee shall provide Licensor with any additional information relating to Gross Sales as Licensor may reasonably require. All records and related information shall be retained by Licensee for at least seven years from the expiration of the accounting period to which they relate.

     (b) Licensor may at any time during the year following the accounting period in question, have the records audited by a national firm of chartered accountants designated by Licensor, and communicated to Licensee and the findings of such firm shall be conclusive and binding on both Licensor and Licensee. If the amount of Gross Sales in any period covered by such audit is found to be one and one-half percent (1.5%) or more greater than the Gross Sales shown in the statements for such period delivered by Licensee, the costs and expenses of the audit shall be paid by Licensee, and Licensee shall forthwith pay to Licensor any deficiency in the Licensor's Fee payable hereunder relating to such period.


4.3  Daily Report and Settlement
     ---------------------------

     (a) Licensee shall deliver daily to Licensor a report, in the form prescribed from time to time by Licensor, of all sales of Services for such day, including sales pursuant to mail and telephone orders made in connection with each Department and the Business, but excluding Long Distance telephone services.

     (b) Licensee shall at the same time the report is delivered pay and remit to Licensor, at a Store in each region to be designated from time to time by Licensor, the gross proceeds of such sales in the form of cash, cheque or credit card sales.


4.4       Settlement by Licensor
          ----------------------

     (a) Licensor shall during the term of this Agreement pay to Licensee, within 15 days after the end of each regular accounting period of Licensor ("Period") the amount that is equal to the difference, if any, between:
          (i)  Gross Sales for the Period; and

          (ii) the amount that is the sum of , (A) Licensor's Fee for the Period; (B) the amount of any cash or credit refund made to a customer by Licensor; and (C) all other amounts owing by Licensee to Licensor hereunder, such amounts to be verified by the presentation by Licensor of appropriate vouchers.

     (b) All cash or credit refunds to customers shall be processed through and paid by Licensor.

4.5  Right to Deduct
     ---------------

          If Licensor is held responsible by a Provincial Workers Compensation authority for employees of Licensee or a Contractor of Licensee because Licensee or such Contractor has failed to fulfil its legal obligations under the applicable Provincial Workers' Compensation laws or regulations, any payments or costs associated with the default of Licensee or any of its Contractors will be reimbursed to Licensor by Licensee and Licensor is hereby entitled to withhold sufficient amounts to satisfy demands made by the Provincial Workers Compensation authority from the amount otherwise payable to Licensee pursuant to section 4.4 above.

4.6  Sale of Services
     ----------------

          Licensee shall decide upon the selling and/or leasing price for Services offered and sold in the Department and in the Business. Licensee shall use Licensor's wrappings, boxes, bags, paper, price tags, display signs, specialty supplies, invoices, purchase forms, business cards, receipts and other sales stationery and paraphernalia. Licensor shall sell to Licensee any such sales paraphernalia at Licensor's cost.

          Licensee shall comply with all applicable municipal, provincial and federal legislation pertaining to use of its corporate name. If the applicable legislation requires Licensee's corporate name to appear on its contracts, the name shall be indicated discretely.

4.7       Discounts
          ---------

          Licensee shall, at its own expense, allow a point of sale discount on Services as detailed in the Appendix. Licensee shall also, at its own expense, allow to customers in the Department any special promotional discounts.

                                 ARTICLE FIVE
                                   PROMOTION


5.1  Advertising
     -----------

  Licensee shall use all reasonable efforts, including adequate advertising and promotion, to sell and\or lease the Services to the best advantage of the parties. All Promotion and Advertising Material shall comply with all applicable legislation, shall be subject to the prior approval of Licensor (who shall act reasonably) and shall be paid for by Licensee. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures. Notwithstanding any prior approval by Licensor any claims, actions, damages or other liability or expense which result, for any reason whatsoever, from the advertising, publicity or other promotional activities of Licensee shall be the responsibility of Licensee.

 5.2  Store-Wide Campaigns
      --------------------

    Licensor may from time to time conduct store-wide or national advertising programs and Licensee shall, at Licensor's request, but at Licensee's expense, participate in up to six of such store-wide or national advertising programs. Details of each individual promotion to be reviewed between Licensee and Licensor.


 5.3  No Publicity
      ------------

    Except where required by law, neither Licensee or Licensor will issue any publicity or press release regarding any Department or the Business or its contractual relations with Licensor under this Agreement and will refrain from making any reference to this Agreement or to Licensor in the solicitation of business without obtaining Licensor's prior written consent to such action. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures. Neither Licensee or Licensor shall state in any Promotional and Advertising Material that it is going out of business or in any other manner make public announcement of the expiration or earlier termination of this Agreement.


                                  ARTICLE SIX
                                DEPARTMENT AREA


6.1  Fixtures and Equipment
     ----------------------

      Licensee shall at its sole cost furnish and install all free standing counters, display cases and other selling fixtures and equipment required for the proper operation of the Department. Licensee shall also provide all facilities, vehicles, tools and equipment as may be necessary or desirable for the operation of the Business. Licensee shall at all times maintain its fixtures and equipment, facilities, vehicles and tools in good operating condition and repair, reasonable wear and tear, damage by fire, smoke and\or water, and acts of God excepted.


 6.2  Ownership and Removal of Fixtures and Equipment
      -----------------------------------------------

     Licensee's fixtures and equipment shall remain the property of Licensee except for those fixtures not capable of removal without damage to the Store which shall become the property of Licensor upon termination of this Agreement at no cost to Licensor. Any damage to the Store or other property of Licensor resulting from the removal of Licensee's fixtures or equipment shall be repaired at the expense of Licensee. No fixtures or equipment shall be removed by Licensee until all of its indebtedness to Licensor, arising under this Agreement or otherwise, has been paid or settled to the satisfaction of Licensor.


 6.3  Preparation of Department Area
      ------------------------------

   Licensee shall at its sole cost perform all work specified in the Appendix. All work shall be in accordance with plans and specifications previously approved in writing by Licensor. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures.


6.4  Renovation
     ----------

  Licensee may, at its own expense, at any time and from time to time, with the prior written approval of Licensor renovate the Department Area or replace or repair any fixtures or equipment. All work performed shall be in accordance with plans and specifications previously approved in writing by Licensor. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures. If Licensor renovates the Store, Licensee shall at its own expense, at the request of Licensor, renovate the Department Area in accordance with plans and specifications approved in writing by Licensor. Licensor shall use its best efforts to advise Licensee of any planned renovations for a Store prior to Licensee setting a Department in that Store.


 6.5  Liens
      -----

  If any lien is registered against the Department Area relating to services or materials supplied to Licensee or any of Licensee's employees, agents or Contractors, Licensee shall notify Licensor of such lien within twenty-four (24) hours of receipt of notice of filing. Licensee shall discharge such lien by payment of the amount due the lien claimant within ten (10) days of receipt of notice of filing. Alternatively, Licensee may in good faith contest such lien, provided that within such ten (10) day period, Licensee provides Licensor with a surety bond acceptable to Licensor in an amount at least equal to one and one-half (1 1/2) times the amount claimed as a lien. Licensor may, in its sole discretion, discharge the lien by paying the amount claimed and the amount so paid by Licensor and all costs and expenses incurred by Licensor, including reasonable legal fees, shall be immediately due and payable by Licensee to Licensor.

6.6   Relocation of Department
      ------------------------

   Licensor shall have the right from time to time, upon not less than 60 days prior written notice to Licensee, to relocate any Department to other suitable space in the Store substantially equivalent in area and quality of locations but in any event not less than the Department Area specified in the Appendix. If Licensor relocates the Department, it shall pay the costs of moving Licensee's fixtures, and equipment to the new Department Area and preparing and decorating the new Department Area in a manner substantially equivalent to the original
Department Area.   Licensor shall pay to repair all fixtures, equipment damaged by such move. Licensor shall not be liable for any other costs, expenses or losses or damages incurred by Licensee in connection with the relocation including without limitation, loss of profits. If Licensee wishes to relocate a Department to another space in the Store and if such relocation is agreed to by Licensor, Licensee shall carry out such relocation at its expense and in accordance with the plans and time schedule previously approved in writing by Licensor. Licensor shall use its best efforts to provide convenient and expeditious advance approval procedures.


6.7       Utilities, Services & Telephone
          -------------------------------

    a) Licensor shall be responsible for the cost of water,light, power, heat, air conditioning and janitor services for the Department as usually provided to other parts of the Store.

    b) Licensor shall during the term of this Agreement provide Licensee with the use of a telephone listing for each Store under the name specified in section 2.2(a). Licensee shall be responsible for all charges relating to such listing including all charges relating to installation, monthly charges and long distance.

   c) Licensee acknowledges that Licenser has an interest in all telephone numbers of the Department and the Business and agrees to execute and deliver to Licensor the agreement in the form of Schedule B attached to this Agreement to protect such interest.

 6.8       Delivery and Returns
           --------------------

  Licensee shall be responsible for arranging and for the cost of transportation and delivery and, where applicable, return of wares and other property of Licensee to and from each Department and Off-Premises. All wares, if any, including without limitation wares to be used for display purposes in the Department Area, coming into a Store shall be processed through the Store's receiving and return facilities. Licensee shall have the right to attend at Licensor's receiving and return facilities and accompany all wares from such facilities to the Department Area. Licensor shall not be liable for any loss or damage whatsoever to the wares or other property of Licensee resulting from the use of the Store' s receiving and return facilities or otherwise.


                                 ARTICLE SEVEN
                            INSURANCE AND INDEMNITY


7.1       Third Party Liability
          ---------------------

    Licensee shall obtain and maintain at its expense during the term of this Agreement, a policy of insurance from an insurer or insurers acceptable to Licensor. The policy of insurance shall insure Licensee and Licensor against all claims, demands, actions or proceedings for sums of money, damages, costs, penalties and losses (hereinafter, "Claims") and all liability which may be imposed by law for loss of life, personal injury or damage to property arising from or in any way connected with the operations of Licensee and including but not limited to Claims:

       (i) arising from or in connection with the sale of or the performance of any Services by Licensee whether in the Department, Off Premises or elsewhere in connection with the Business;

       (ii) relating to or asserting a defect or omission in connection with the sale of the Services by Licensee to any purchaser or user thereof; and

     (iii) relating to any act, error, omission or default, whether wilful or negligent, of Licensee, Licensor or any of their respective employees, Contractors, agents, visitors or customers

(collectively the "Insurable Matters").

          The policy of insurance shall provide coverage of at least two million dollars ($2,000,000) for each separate occurrence and shall contain cross liability and severability of interest clauses.

          Licensee shall also obtain and maintain during the term of this Agreement, at its own expense "all risks" insurance coverage (including flood and earthquake) on a full replacement cost basis on its wares, fixtures and equipment in the Store.

7.2       Automobile and All Risks Liability Insurance
          --------------------------------------------

                 Licensee shall obtain from an insurer or insurers acceptable to Licensor and maintain during the term of this Agreement at its own expense, a policy of insurance covering all vehicles owned, leased, rented or otherwise used by Licensee in the Business. Licensee shall also ensure that its employees and Contractors comply with the obligations set forth in this section 7.1 with respect to any vehicles owned, leased, rented or otherwise used by such employees or Contractors, in connection with the Business.

7.3       Deductibles
          -----------

     Licensee is responsible for all deductibles under all policies of insurance.


7.4       Notification to Licensor
          ------------------------

          Licensee and Licensor shall both be named insureds for all policies of insurance referred to in this Article Seven. Licensee shall furnish to Licensor within ten (10) days after the execution of this Agreement and upon request Certificates of Insurance for all policies of insurance required by this Article Seven and shall not make any change to such insurance without the prior written consent of Licensor. Certificates of Insurance shall also be furnished to Licensor within ten (10) days after renewal of any of the insurance policies required by this Article Seven or at any time upon request.

          Licensee shall immediately notify Licensor of any changes to or cancellation, termination or expiry of any such insurance policies required by this Article Seven. Each insurance policy required under this Article Seven shall bear an endorsement or condition by the insurer that the insurance shall be changed or cancelled only upon thirty (30) days prior written notice by the insurer to Licensor.


7.5       General Indemnity and Assurance
          -------------------------------

     (a) Licensee shall indemnify Licensor against and save it harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, claims, expenses or disbursements of any nature or kind whatsoever including all legal fees, disbursements and other expenses relating thereto, which arise from, are connected with or in any way relate to:

            (i) the acts or omission , s of Licensee whether or not in compliance with this Agreement;

           (ii) Insurable Matters;

          (iii) manufacturers', suppliers' and Contractors' warranties, if any, in respect of the Services;

           (iv) the Sales Contract;

            (v) Licensor's satisfaction of customer complaints in accordance with the provisions of this Agreement; and

           (vi) the enforcement of this Agreement or any Sales Contract by Licensor.

For example, but without limitation, Licensee shall reimburse Licensor for all costs, fines, penalties and damages, including out-of-pocket disbursements and legal expenses incurred as a result of charges brought against Licensor for its or Licensee's alleged failure to comply with all applicable legislation in respect of the operation of each Department and the Business, or as a result of claims made by customers of the Department and the Business in respect of the goods or services ordered or purchased by such customers in the Department or Off-Premises. It is the intention of both Licensee and Licensor that Licensee bear entirely and protect Licensor entirely from all risk associated with activities of Licensee in, through or in connection with Licensor.

     (b) Licensee shall not be permitted to sue any customer of the Department or the Business or defend or settle any matter, either directly or indirectly related to a customer of a Department or the Business or both unless prior written consent is granted by Licensor, such consent which may, notwithstanding any statutory provision to the contrary, be unreasonably withheld.

     (c) Licensor shall have the right to defend, compromise or settle any matter that is subject to the foregoing indemnity (the "Indemnified Claim") through its own legal counsel and Licensee shall immediately repay or reimburse Licensor for all amounts paid in respect of such Indemnified Claim and all expenses including all legal expenses incurred by Licensor in respect of such Indemnified Claim.

          If Licensor assumes carriage of the defence of any Indemnified Claim, Licensor shall keep Licensee reasonably informed as to the progress of such Indemnified Claim and shall advise Licensee prior to the settlement of any such Indemnified Claim.

     (d) The provisions set out in this section 7.5 shall survive indefinitely the expiry or termination of this Agreement generally or in respect of any Department.

7.6       Risk of Loss or Damage
          ----------------------

          Except as otherwise provided in this Agreement, including without limitation section 7.5, each of the parties hereto assumes all risk of loss, or destruction of or damage to its property in the Department or off-Premises and arising from or in connection with the Business for any reason whatsoever, excepting the wilful act, or omission or neglect of the other party or its agents, employees or Contractors. This section 7.6 shall survive indefinitely the expiry or termination of this Agreement generally or in respect of any Department.

7.7       Exception
          ---------

          Notwithstanding Section 7.5 of this Agreement, License shall not be required to indemnify Licensor for expenses incurred by Licensor in approving additional services pursuant to Section 3.3 of this Agreement.


                                 ARTICLE EIGHT
                                  TERMINATION


8.1       Termination of Agreement or Department
          --------------------------------------

  Licensor may at its option terminate this Agreement generally or in respect of any Department and the Business immediately by written notice to Licensee (i) if Licensee makes an assignment for the benefit of its creditors, is adjudged bankrupt or becomes insolvent, if a receiver is appointed of Licensee or of a substantial part of its property, if its property or a substantial part thereof is seized in any process of execution or attachment, (ii) if Licensee breaches sections 6.5, 7.1, 8.13, 9.1, 9.2 or 9.3; (iii) if Licensee fails to observe any of the terms or conditions of this Agreement generally or in respect of any Department or the Business and such failure continues for, or is repeated during the ten (10) business days after written notice of such failure is given by Licensor to Licensee.


8.2       Termination on Notice
          ---------------------

   a) Notwithstanding section 3.2 of this Agreement, either party may, at its option, from time to time, terminate this Agreement without cause in respect of any one Department at any time on 90 days' prior written notice to Licensee.


8.3       Termination on Disruption
          -------------------------

   If Licensee's operation of its Business, whether in the Store or elsewhere, for any reason whatsoever, including, without limitation, consumer protests or other picketing or any strike or lockout, causes in the opinion of Licensor a disruption of the business of the Store, Licensor will advise Licensee, and Licensee will take immediate action to stop the disruption or Licensor may immediately and without notice terminate this Agreement in respect of such Store. Licensee shall thereupon cease its operations in and vacate the Store.


 8.4       Termination of Agreement on Destruction of Store
           ------------------------------------------------

      If any Store is destroyed or so substantially damaged as to be, in the reasonable opinion of Licensor, inoperable and Licensor decides not to rebuild or repair such Store, it shall notify Licensee of such decision as soon as practicable and the licence for the Department in such Store shall terminate on the third day after the giving of such notice. If notice is not given by Licensor, the Agreement shall continue in effect with respect to such Department.


8.5       Discontinuance by Licensor
          --------------------------

              In the event that Licensor determines or is required:

    (a) to discontinue its operation of a Store for any reason whatsoever, or

   (b) to transfer the operation of a Store to a different division of Licensor or to an affiliate (as defined in the Canada Business Corporations Act) of Licensor,

Licensor may, at its option, notwithstanding any other provision of this Agreement terminate this Agreement in respect of such Store on 30 days' prior written notice to Licensee.


8.6       Consequences On Termination or Expiry
          -------------------------------------

             On termination or expiry of this Agreement in respect of any one or more Departments, Licensee shall surrender to Licensor all space in its possession or control relating to such Departments, cease to use the telephone numbers of the Department or the Business, in the case where there are no remaining Department(s) return all Advertising and Promotion Material showing or displaying any of the Trade-marks (except where at least one other Department continues in operation, in which case, the Promotion and Advertising Material may be used in another Department) and subject to section 6.2 remove all of its property in such Departments from the Store within 10 days from the date of termination or expiry. Except as otherwise provided in this Agreement, neither party shall be liable to the other for any costs, claims, damages or expenses whatsoever (including without limitation loss of future profits, revenue, cash flow or, generally, goodwill) arising from termination or expiry of this Agreement in accordance with its terms in respect of any one or more Departments. Notwithstanding such termination or expiry, the provisions of this Agreement requiring, payments to be made, including without limitation, costs or expenses to be assumed or indemnities to be given, the provisions regarding confidentiality and handling of customer lists and other information, and section 8.7 regarding customer service shall survive indefinitely the termination or expiry of this Agreement in respect of any one or more Departments.


8.7       Customer Service
          ----------------

     On termination or expiry of this Agreement in respect of any one or more Departments or any aspect of the Business, Licensee shall at its expense take all steps and do all things, as considered reasonable by Licensor, in a timely fashion to ensure that all pending, in process or outstanding customer transactions are properly completed to the full satisfaction of the customer. Licensee shall ensure that the customer is not (without the consent of Licensor) made aware of such termination or expiry and that the customer is referred to Licensor and not to Licensee or some other person, firm, corporation or other business entity. For greater certainty, Licensee shall complete all Work in Progress, subject to any written instructions from Licensor to the contrary. Furthermore, Licensee shall not enter into any Sales Contracts after termination date of this Agreement.


8.8       Holdback
          --------

  Notwithstanding section 4.4 of the Agreement, on termination or expiry of this Agreement, Licensor shall be entitled to retain any amount owing by it to Licensee for a period of 120 days after such termination or expiry and to deduct from such amount any amount to be paid or owing to Licensor by Licensee.


8.9       Trade-mark Matters
          ------------------

          If the license granted by this Agreement is terminated, then:

   (a) Licensee shall immediately take all steps necessary to change its legal name, business style, Trade Name or identification (including that, if any, included in the Permitted Use) to names wholly unrelated to the Trade-marks and provide Licensor with a copy of all documents effecting such change;

     (b) Licensee shall immediately cease to carry on business under, to use, display, advertise or to represent in any way that it has any interest in, the Trade-marks, or any combination thereof with any other words;

  (c) Licensee shall not thereafter make any use of the Trade Name, Trade-marks, or any combination thereof with any other words, or any trade-mark or trade name or trading style including any of the Trade-marks or confusing therewith;

  (d) As required by Licensor, Licensee shall return to Licensor or cause to be destroyed, cancelled, obliterated or taken down all Promotion and Advertising Material containing any representation or use of the Trade-marks or any combination thereof with any other words;

   (e) As required by Licensor, Licensee shall dispose of all wares bearing the Trade-marks or otherwise modify the wares to remove such Trade-marks from the wares and shall discontinue the performance or sale of all Services and advertising of all Services in association with the Trade-marks;

   (f) Licensee shall remove all representations, depictions or displays of the Trade-marks or any of them, whether alone or in combination with any other words, from all vehicles, uniforms, identification badges and equipment, and from all other locations in which the Trade-marks were displayed or advertised;

    (g) Licensee shall take all steps necessary to remove, amend or cancel any public registration showing Licensee carrying on business under a name or style including any of the Trade-marks or any combination thereof with any other words and shall provide Licensor with a copy of the cancellation document.


 8.10      Partial Termination
           -------------------

   If the licence granted by this Agreement is terminated for fewer than all of the Departments, the provisions of section 8.9 shall apply only in respect of those Departments in respect of which the licence has been terminated.


 8.11      Customer Lists
           --------------

  All lists of customers of any Department, Store or Business, including without limitation, lists developed by Licensee, its employees, agents, or Contractors and any other information relating to such customers are the sole and exclusive property of Licensor. Licensee agrees to provide to Licensor forthwith on request all copies of all such customer lists and other information relating to such customers whether in hard copy or machine readable form. Licensee shall keep such customer lists and other customer information separately from any customer lists or other information that Licensee may maintain that does not relate to this Agreement.


 8.12      Confidentiality
           ---------------

   Licensee shall not, either directly or indirectly, make known or disclose to any person, firm, corporation or other entity, or use or reproduce the customer lists or other customer information of customers of any Department, Store or the Business for purposes other than the sale and\or lease of Services in the Department, Store or the Business. For greater certainty,

Licensee shall not use such lists or other information to solicit customers other than for the Department, Store or the Business. Licensee agrees to request its employees, servants, agents and Contractors to execute such written confidentiality and non-disclosure agreements relating to the customer lists or other customer information of Licensor referred to in this section as may from time to time be requested by Licensor.


 8.13      Condition of Licence
           --------------------


  (a) Licensee and its employees, agents and Contractors shall only advertise or offer for sale and\or lease the Services to Customers in accordance with this Agreement. Licensee shall inform its employees, agents and Contractors who perform work in connection with the Trade Name of this condition of licence, breach of which condition by Licensee or its employees, agents and Contractors is grounds for immediate termination, pursuant to section 8.1 of this Agreement.

   (b) For the purposes of paragraph (a) above, "Customers" means customers of Licensor or any persons of whom Licensee or its employees, agents or Contractors became aware, directly or indirectly through Licensor.

   (c) During the term of this Agreement, except as contemplated in this Agreement, none of Licensee or any party controlling (whether though the ownership of shares or otherwise) or under direct or indirect common control (whether through the ownership of shares or otherwise) with Licensee shall engage in Canada in the retail sale of the services;

            (i) in any retail store (other than a store hereunder) in Canada and known as a department store or junior department store including without limitation any store of Eatons, Sears, K Mart, Woolco, [G.W. Robinson's] and Oglivies;

           (ii) in any Holt Renfrew retail store;

          (iii) in any retail grocery or convenience store whose retail square footage is 5,000 square feet or more.


          (d) Except as set out in section 8.13 (c) nothing in this Agreement shall be construed so as to prevent Licensee from conducting its business, aside from the Business, in any manner whatsoever.

                                  ARTICLE NINE
                                  ------------
                                 MISCELLANEOUS
                                 -------------


9.1       Assignments; Binding Effect
          ---------------------------

  Licensee acknowledges that the rights granted by Licensor and the obligations assumed by Licensee under this Agreement are strictly personal in nature.
Except for any sub-contract for Services to a Contractor, Licensee shall not assign this Agreement or any of its rights or obligations under this Agreement or grant any sub-licence or sub-contract of this Agreement or otherwise transfer or delegate any of its rights or obligations without the prior written consent of Licensor which consent may, notwithstanding any statutory provision to the contrary, be arbitrarily withheld. Licensor may at any time assign all or any part of its rights or obligations under this Agreement, Licensor will notify Licensee of it's intention to assign all or any part of its rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.2       Corporate Ownership
          -------------------

   No change in the direct or indirect voting control of the Licensee shall be made without the written consent of Licensor which consent may, notwithstanding any statutory provision to the contrary, be arbitrarily withheld.

9.3       Partnership
          -----------

   If Licensee is a partnership, no change in the members of the partnership or if a partner is a corporation, the changes outlined in section 9.2 shall be made without the prior written consent of Licensor which consent may, notwithstanding any statutory provision to the contrary, be arbitrarily withheld.

9.4       No Goodwill
          -----------

    Licensee shall not obtain, develop or sell or purport to sell any goodwill related to its operation of any one or more Departments, its right to occupy any one or more Department Area or its operation of the Business.

9.5       Relationship
          ------------

  Licensee is an independent contractor. Nothing contained in or done pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture and, except as otherwise expressly provided in this Agreement, neither party shall become bound by any representation, act or omission of the other party.

9.6       Sales Contract
          --------------

   Prior to the provision by Licensee of any Services to a Customer, the Sales Contract must be properly executed. Licensee must use only the Sales Contract.

   No supplement, modification or waiver of the terms and conditions of the Sales Contract, other than the Services to be provided or the Completion Date shall be binding unless executed in writing by the party to be bound thereby.

   Neither the customer nor Licensee may assign the Sales Contract, without the prior written consent of Licensor.

   Licensee shall not bring any action, suit, claim or any proceeding against Licensor, nor claim any damages, penalties, losses, expenses or disbursements of any nature or kind whatsoever which arise from, are connected with or in any way relate to the adequacy or enforcement of the Sales Contract.

   Licensor shall not cancel, attempt to cancel, or otherwise interfere with Licensee's relationship with the Sales Contract without the Licensee's prior consent, such consent not to be unreasonably withheld. The prices, charges and terms of sale of the Services shall be as set forth by Licensee in tariffs and\or other Licensee authorized written documents and releases from time to time.

9.7       Severability - All clauses, terms and conditions hereof are severable
          ------------
and the invalidity, illegality or unenforceability of any clause, term or condition shall not affect the validity, enforceability or legality of the remaining clauses, terms and conditions.

 9.8       Waiver - No supplement, modification, waiver or termination of this
           ------
Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.9       Notices - Any notice required or permitted to be given hereunder shall
          -------
be in writing and may be given by delivery (by hand or courier), facsimile or ordinary mail, addressed to the party to whom the notice is to be given at the following addresses:

In the case of Licensor:

      HUDSON'S BAY COMPANY
      401 Bay Street
      Toronto, Ontario
      M5H 2Y4

           Attention:  General Sales Manager,
                        Licensed Departments

           Facsimile:  416-861-4646

In the case of Licensee:

         ACC Long Distance Inc.
         5343 Dundas Street West
         Suite 401
         Etobicoke, Ontario M9B 6K5
         Attention: President

         Facsimile: (416) 236-4749

   Any notice shall be deemed to have been received at the time of delivery, if delivered, on the next business day following transmission, if sent by facsimile, or on the fourth day after mailing if mailed.


  9.10      Language - At the request of both parties, this Agreement has been
            --------
drawn in the English language. Le detenteur de permis et l'octroyeur de permis demandent que ce contract de permit soit preparee et signe en anglais.


9.11      Entirety of Agreement and Proper Law - This Agreement constitutes the
          ------------------------------------
entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings both formal and informal. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.


Recommended by:  ACC LONG DISTANCE INC.


[illegible]                         By:  [illegible]
-----------------------                  --------------------
Regional Licensed Department
Manager                             By:  [illegible]
                                         --------------------

                                    HUDSON'S BAY COMPANY


                                    By:    [illegible]
                                         -------------


                                    By:
                                         -------------

                                    APPENDIX
                                    --------


          To the Licence Agreement made as of the 1st day of July, 1993 between the Bay Department Stores Division of Hudson's Bay company as Licensor and ACC Long Distance Inc. as Licensee.

          The terms and provisions of this Appendix shall form part of, and shall be in addition to and not in substitution for the terms and provisions of, the Licence Agreement, provided that where there is a conflict between provisions of the Appendix and this Licence Agreement, the terms and provisions of the Appendix shall prevail.

          All references in the body of the Appendix to clause numbers are to those clause numbers in the Licence Agreement unless otherwise stated.

          The Licence Agreement is supplemented and amended by adding or substituting the following terms and provisions:

1.        Section 1.1.

     (a)  Store
          Bloor Street
          Yorkdale
          Centrepoint

2.        Section 4.2 (a)

          5343 Dundas St. West
          Suite 401
          Etobicoke, Ontario M9B 6K5

3.        Section 4.2    Discounts
                         ---------

          Licensee will offer a discount to be established and agreed to by Licensee and Licensor to any person entitled to receive an employee discount from Licensor.

4.        Section 6.3    Preparation of Department Area
                         ------------------------------

          Licensee shall complete at its own cost and expense, in accordance with plans, designs and specifications approved in writing by Licensor, in accordance with section 6.3, all work necessary to finish and prepare each Department Area and to open and operate each Department (including without limitation all work relating to the shell and decoration of each

Department). All such work, together with any other work on a Department Area undertaken by Licensee in accordance with the Licence Agreement, shall be completed expeditiously and efficiently using new materials, shall be performed by competent contractors, subcontractors and workmen approved by Licensor, shall be of a uniformly high quality and shall be performed in accordance with all laws, rules, regulations and codes applicable to such work.

5. Licensee shall furnish to Licensor copies of reseller registrations filed by Licensee with the CRTC.


6. While this Agreement is in effect, and during any additional period that Licensor's Fee is payable, Licensor shall use it's best efforts to not target existing Bay Long Distance customers with marketing for a similar long distance program. Licensee recognizes and acknowledges that the Licensor's marketing approach is broad and encompasses all Bay card holders across the country.


7.        Sale of Services
          ----------------

          Bay Long Distance Activation Fees and Long Distance Toll Charges will be competitively priced with all other ACC programs. For greater clarity the Bay Long Distance Activation Fees and Long Distance Toll Charges will be the best total price package offered to any ACC customer.